EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS INSIGHT TRUST
File Number: 811-7447
Registrant CIK Number: 0001003859
December 31, 2013

Sub-Item 77Q3


Series	13
72DD1/72DD2
Class A $9,692, Class C $695, Class I $72,322
73A1/73A2
Class A $0.0790, Class C $0.0290, Class I $0.1050
74U1/74U2
Class A 118,541, Class C 23,910, Class I 665,453
74V1/74V2
Class A $9.26, Class C $9.08, Class I $9.55

Series	18
72DD1/72DD2
Class A $708, Class C $284, Class I $971
73A1/73A2
Class A $0.2127, Class C $0.1310, Class I $0.2399
74U1/74U2
Class A 3,640, Class C 2,350, Class I 4,875
74V1/74V2
Class A $10.83, Class C $10.84, Class I $10.83

Series	3
72DD1/72DD2
Class A $3,236, Class C $683, Class I $3,731
73A1/73A2
Class A $0.2985, Class C $0.2142, Class I $0.3266
74U1/74U2
Class A 8,182, Class C 2,642, Class I 7,600
74V1/74V2
Class A $10.91, Class C $10.92, Class I $10.91


Series	22
72DD1/72DD2
Class A $75, Class C $27, Class I $2,211
73A1/73A2
Class A $0.3881, Class C $0.3412, Class I $0.4039



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